Exhibit 10.2

RTB DIGITAL, INC. SUBSCRIPTION AGREEMENT

September 4, 2026

RTB Digital, Inc.

4300 University Way, NE, Suite C

Seattle, WA 98105

Ladies and Gentlemen:

The undersigned subscribers listed on Exhibit B hereto, (individually and collectively referred to herein as, the “Subscriber”) desires to purchase a number of shares of common stock as set forth on Schedule A hereto (the “Common Stock”), of RTB Digital, Inc., a Nevada corporation (the “Company”) in consideration for an aggregate price set forth on Exhibit B (the “Subscription Price”), based on a per share price of US $11.13. In connection with this offer to purchase, the Subscriber and the Company agree and acknowledge the following:

Section 1. Access to Information. The Subscriber is an accredited investor and has knowledge about the Company from its review of the Company reports filed with the Securities and Exchange Commission and has had access to information about the Company from discussions with certain officers and directors of the Company. In addition, the Company has provided to the Subscriber the additional opportunity to ask questions and receive answers from management concerning the business of the Company and the terms of the Common Stock and has provided to the Subscriber an opportunity to obtain any and all additional information necessary to verify the accuracy of the information which has been furnished. The Subscriber is satisfied with the Company’s responses to any questions or concerns raised by the Subscriber, subject to the Subscriber’s reliance on the representations, warranties, covenants and agreements of the Company contained in this Subscription Agreement and in any other transaction documents executed in connection herewith. The Subscriber hereby acknowledges receipt of all information and materials that the Subscriber deems necessary to evaluate an investment in the Company and the purchase of Common Stock and hereby acknowledges that the Subscriber has fully reviewed and fully understands all such information and materials so requested.

Section 2. Subscriber’s Acknowledgments. The Company has disclosed to the Subscriber and the Subscriber understands that:

(a) AN INVESTMENT IN THE COMPANY INVOLVES CONSIDERABLE RISKS NOT ASSOCIATED WITH OTHER INVESTMENTS, INCLUDING WITHOUT LIMITATION, THAT THE COMPANY WILL NEED TO REORGANIZE ITS OPERATIONS, WILL NEED ADDITIONAL FINANCING TO OPERATE IN THE SHORT AND LONG TERM, THE COMPANY IS DEPENDENT ON MANAGEMENT AND OTHER KEY PERSONNEL, THE COMPANY ASSETS ARE DIGITAL ASSETS, THERE IS COMPETITION FOR THE COMPANY’S PRODUCTS AND SERVICES USING OTHER MEANS, THE COMPANY HAS LIMITED CAPABILITIES AND RESOURCES, THE COMPANY WILL DEPEND ON INTELLECTUAL PROPERTY TO COMPETE EFFECTIVELY, AND THE COMPANY IS DEPENDENT ON NEW PRODUCT DEVELOPMENT AND TECHNOLOGICAL ADVANCES. THIS SUBSCRIPTION IS NOT BASED ON A MINIMUM AMOUNT TO BE RAISED BY THE COMPANY; THEREFORE, ONCE THE SUBSCRIBER MAKES A COMMITMENT TO SUBSCRIBE, IT MAY BE THE ONLY SUBSCRIPTION. THE COMPANY MAY NOT RAISE SUFFICIENT FUNDS FOR IT TO PROGRESS ITS OPERATIONS. THERE IS DISCLOSURE ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN DISCLOSED IN ITS FINANCIAL STATEMENTS.

(b) The public market for the Common Stock is volatile and limited, therefore the Subscriber should anticipate holding the Common Stock purchased hereunder for a considerable amount of time and there is no assurance that the Common Stock will be able to be sold in the public market except pursuant to an effective registration statement under the Securities Act of 1933 or an available exemption from registration thereunder.

(c) Due to the absence of a substantial public market for the Common Stock: (i) the Subscriber may not be able to liquidate this investment in the event of an unexpected need for cash; (ii) transferability of the Common Stock is limited, and (iii) in the event of a disposition of the Common Stock, the Subscriber could sustain a loss.

(d) The Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act of 1933”), or state securities laws and, therefore, the Common Stock cannot be resold or transferred n the United States public markets unless the shares are subsequently registered under the Securities Act of 1933 and applicable state securities or “Blue Sky” laws or exemptions from such registration are available.

(e) A legend relating to the restrictions on the transfer of the Common Stock will be placed on the Common Stock to be purchased by the Subscriber and a stop transfer order will be entered into the stock records of the Company in respect of the Common Stock being purchased by the Subscriber; provided that no such legend or stop transfer order shall apply to sales or transfers pursuant to an effective registration statement under the Securities Act of 1933, Rule 144 thereunder or any other clearly available exemption from registration, and the Company shall cause such legend and stop transfer order to be removed promptly upon the Subscriber’s reasonable request in connection with any such sale or transfer.

(f) The Common Stock has not been registered under the Securities Act of 1933 in reliance upon an exemption under the provisions of the Securities Act of 1933 which depends, in part, upon the investment intention of the purchaser. In this connection, the Subscriber understands that it is the position of the Securities and Exchange Commission (the “SEC”) that the statutory basis for such exemption would not be present if the representation of the purchaser merely meant that its present intention was to hold the Common Stock for a short period, such as the capital gains period of the Internal Revenue Code, for a deferred sale, for a market rise, or for a sale if the market does not rise (assuming that a market develops) for a year, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with this investment representation, and the SEC might regard such a sale or disposition as a deferred sale to which the exemption is not available. Notwithstanding any of the foregoing in this Section 2(f), nothing herein shall restrict the Subscriber’s ability to resell or transfer the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, Rule 144 thereunder or any other clearly available exemption from registration.

(g) No federal or state agency has made any finding or determination as to the fairness of the investment, nor have they made any recommendation or endorsement concerning the Common Stock. The Subscriber understands that the per share price is based on the then market price of the shares but that the market may not be an accurate means of measuring the value of a share and the overall value of the Company.

(h) This Subscription Agreement is not revocable by the Subscriber, and the Subscriber is submitting this Subscription Agreement intending to be legally bound thereby, in each case subject to the satisfaction or waiver by the Subscriber of the conditions to the Subscriber’s obligations under this Subscription Agreement.

(i) The Subscriber acknowledges that he, she, or it, is not entitled to any preemptive rights with respect to any shares of the capital stock of the Company, any options, warrants or other rights to subscribe for any shares of capital stock of the Company or any security convertible into or exchangeable for any shares of capital stock of the Company, and that his, her, or its, investment in the Common Stock could be subject to significant dilution.

Section 3. Subscriber Representations. The Subscriber represents and warrants as follows:

(a) The Subscriber has full power and authority to enter into, deliver and perform this Subscription Agreement and to consummate the transactions contemplated hereby. This Subscription Agreement is the valid and binding obligation of the Subscriber, enforceable against him, her, or it, in accordance with its terms. The Subscriber has the capacity to execute and deliver this Subscription Agreement and to perform his, her, or its, obligations hereunder. The Subscriber has readily available funds with which to pay the Subscription Price.

(b) The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby will not violate any provision of any agreement or contract to which the Subscriber is a party or by which it is bound or any applicable law, ordinance, rule or regulation of any governmental body having jurisdiction over the Subscriber or any order, judgment or decree applicable to the Subscriber.

(c) The Subscriber is acquiring the Common Stock for his or her own account for investment only and not for or with a view to resale or distribution. The Subscriber has not entered into any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Common Stock which it, he or she is subscribing to purchase and the Subscriber has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement, each representing a violation of the Securities Act of 1933; provided, however, that nothing herein shall restrict the Subscriber’s ability to resell or transfer the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, Rule 144 thereunder or any other clearly available exemption from registration.

(d) The Subscriber can bear the economic risk of losing its entire investment in the Common Stock. The Subscriber is prepared to bear the economic risk of this investment for an indefinite time or until the Common Stock may be resold pursuant to an effective registration statement under the Securities Act of 1933, Rule 144 thereunder or any other clearly available exemption from registration.

(e) The overall commitment of the Subscriber to investments which are not readily marketable is not disproportionate to the Subscriber’s net worth, and an investment in the Common Stock will not cause such overall commitment to become excessive. The Subscriber’s need for diversification in the Subscriber’s investment portfolio will not be impaired by an investment in the Company.

(f) The Subscriber has adequate means of satisfying the Subscriber’s short term needs for cash and has no present need for liquidity which would require the Subscriber to sell the Common Stock.

(g) The Subscriber has substantial experience in making investment decisions of this type and the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Company without the assistance of a purchaser representative.

(h) The residence or principal place of business of the Subscriber is in the location indicated in the address beneath its signature at the end of this Subscription Agreement. Unless otherwise indicated, all communications, contacts and discussions relating to the offering of Common Stock occurred in the location in which the Subscriber maintains its residence or principal place of business, as applicable.

(i) The Subscriber is an “accredited investor” within the meaning of Section 501(a) of Regulation D, as adopted pursuant to the Securities Act of 1933.

Section 4. Reliance on Representations. The Subscriber acknowledges and understands that the Company and its directors, officers, employees, agents and representatives are relying upon the information, representations and agreements contained in this Subscription Agreement and upon any other information which has been furnished by the Subscriber in determining that the Subscriber is a suitable investor and that this investment is duly authorized and in deciding to accept the Subscriber’s subscription for the Common Stock.

Section 5. Agreements of the Subscriber. The Subscriber hereby agrees as follows:

(a) Any Common Stock acquired pursuant to this offer will not be sold or otherwise transferred: (i) without the prior written consent of the Company, which consent shall be conditioned on receipt of an opinion of counsel reasonably satisfactory to the Company to the effect that such proposed transfer is being made pursuant to the registration requirements of the Securities Act or pursuant to an exemption therefrom and complies in all respects with any applicable state securities or “Blue Sky” laws, or (ii) without registration under the Securities Act of 1933 and applicable state securities or “Blue Sky” laws; provided, however, no prior written consent of the Company shall be required for any sale or transfer pursuant to an effective registration statement, Rule 144 under the Securities Act of 1933, or any other clearly available exemption from registration; provided that the Company may require reasonable documentation customarily required by its transfer agent to confirm the availability of any claimed exemption from registration, including an opinion of counsel reasonably satisfactory to the Company.

(b) In the event the subscription is not accepted, any money tendered will be refunded in full without interest and without deduction within a reasonable period of time.

Section 6. Company Representations and Covenants. The Company represents, warrants and covenants to the Subscriber that: (a) the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enter into and perform this Subscription Agreement; (b) this Subscription Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (c) the Common Stock to be issued to the Subscriber hereunder, when issued and paid for in accordance with this Subscription Agreement, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any liens or encumbrances created by the Company other than restrictions under applicable securities laws; (d) the execution, delivery and performance of this Subscription Agreement by the Company and the issuance and sale of the Common Stock will not violate the Company’s organizational documents, any material agreement binding on the Company or any applicable law, rule, regulation, order or judgment; (e) the Company’s SEC reports, as of their respective filing dates, complied in all material respects with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except as corrected in a subsequent SEC report filed before the date hereof; and (f) to the Company’s knowledge, there are no material facts or circumstances that would prohibit or materially hinder the Company from performing under any other transaction agreement entered into in connection with this Subscription Agreement, including without limitation, the the Investor Registration Rights Agreement substantially in the form attached hereto as Exhibit A.

Section 7. Indemnification. The Subscriber agrees to indemnify and hold harmless the Company and each director, officer, employee, agent or representative thereof from and against any and all loss, damage or liability and all related costs and expenses (including, but not limited to, reasonable attorney’s fees and costs of investigation) due to or arising out of a breach of any covenant, representation or warranty made by the Subscriber in this Subscription Agreement. The Company agrees to indemnify and hold harmless the Subscriber from and against any and all loss, damage or liability and all related costs and expenses due to or arising out of a breach of any covenant, representation or warranty made by the Company in this Subscription Agreement.

Section 8. Miscellaneous.

(a) All notices and other communications given or made hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.

(b) Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof, and all matters arising directly or indirectly herefrom, shall be governed by, and construed in accordance with, the laws of the state of Delaware without regard to the choice of law principles thereof.

(c) This Subscription Agreement and exhibits hereto constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(d) Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine shall include the feminine and neuter genders, and vice-versa; and the word “person” shall include an individual, corporation, partnership, trust, estate or other entity.

(e) As a condition to the Subscriber’s obligation under this Subscription Agreement, the Company will enter into the Registration Rights Agreement, attached hereto as Exhibit A, for the registration of the shares of Common Stock purchased hereunder at or before the purchase and sale of the Common Stock contemplated hereunder.

Section 9. Subscription. Subject to the satisfaction or waiver by the Subscriber of the conditions to the Subscriber’s obligations under this Subscription Agreement, including the Company’s execution and delivery of the Registration Rights Agreement attached hereto as Exhibit A, the Subscriber shall pay the Subscription Price by (a) delivery of a check of the Subscriber in the amount of the Subscription Price payable to the Company, or (b) wire transfer of immediately available funds to the account of the Company, in each case against the Company’s contemporaneous issuance of the Common Stock purchased hereunder to the Subscriber or its designee in book-entry form free of any lock-up or contractual transfer restriction other than the restrictions required by applicable securities laws.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT AND DOES NOT PASS UPON THE MERITS OF THE COMMON STOCK NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING MATERIALS OF THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBSCRIBER SHOULD CONSULT ITS OWN LEGAL COUNSEL, ACCOUNTANT AND BUSINESS AND FINANCIAL ADVISERS AS TO ALL LEGAL, TAX AND RELATED MATTERS CONCERNING ANY INVESTMENT IN THE COMPANY.

This Subscription Agreement is dated as of the date first written above.

[Signature Page Follows]

RTB DIGITAL, INC.

By:
	Name:	James Heckman
	Title:	Chief Executive Officer

INVESTOR

By:
Name:

Address and contact information of Subscriber:

Address:

Telephone No.: __________________________

Email:

[Signature Page to RTB Digital, Inc. Subscription Agreement]

Exhibit A – Investor Registration Rights Agreement

Exhibit B

LIST OF SUBSCRIBERS

Name	Number of Shares	Aggregate Consideration